NATIONAL ENERGY SERVICES COMPANY SEE INCREASING DEMAND FOR ITS OZONE LAUNDRY AND LIGHTING UPGRADE PRODUCTS AND SERVICES

--Momentum Growing for Record Year Top and Bottom Line--

EGG HARBOR TOWNSHIP, NEW JERSEY—May 23, 2007 –John Grillo, President of National Energy Services Company, Inc. (OTC: NEGS), told investors on a conference call today that the Company expects to report revenues of approximately $1 million for six months ended April 30, 2007 compared to $857,058 in the same period of 2006. Mr. Grillo also said the Company will be profitable for the six months period. The Company provides product and cost effective solutions to reduce energy consumption and costs for long term care, commercial and industrial facilities.

Commenting on the company’s progress this year, Mr. Grillo said, “The increase in revenue is a result of continuing demand for our Ozone Laundry Services and a surge of business in energy efficient lighting upgrades, which accounted for approximately half of the revenue in the six month period. Momentum is growing as our track record of measurable results in hundreds of installations at skilled nursing and industrial facilities are generating new and repeat orders.”

“Our customers are concerned about rising costs of energy and feel the pressure to reduce their carbon footprint. Today NEGS’s backlog of additional contracts that will be booked as revenue as we install the products in the coming months is over $400,000. We are in a niche business where demand is rapidly expanding. The timing for our products and services is excellent and we are now profitable and generating positive cash flow to reinvest in taking advantage of the opportunities we see.” Mr. Grillo said.

Mr. Grillo also discussed some of the highlights of the second quarter:

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In May, the Company announced an initial order from Saber Health Group for two of its skilled nursing facilities. The order calls for both NEGS energy efficient Ozone Laundry system and Lighting system upgrades.

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In April, the Company received a major lighting upgrade implementation for L.P. Thebault Company.

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In February, added telecommunications services to its conservation offerings and brought in two top sales professionals to spearhead that product line.

An archive of the investor conference call will be available for 8 days after 7 PM May 23rd at (888) 203-1112 pass code 7324027.

About National Energy Services Company, Inc.

National Energy Services Company is engaged in the business of providing state-of-the-art, comprehensive and cost-driven energy products and management aimed at lowering energy consumption and helping its customers buy the energy they use more efficiently.  Our services are designed to bring our customer minimal or no additional out of pocket cost. Our services include the Ozone Laundry System (OLS), Lighting Upgrades, Mechanical Systems (HVAC), Water/Sewer Conservation Methods and Energy Management.  These aggregated energy management services are primarily marketed to commercial, industrial, hospitality and long term care facilities.

This release may contain projections or other forward-looking statements regarding future events or the future financial performance of National Energy Services Company. These statements are only predictions and reflect the current beliefs and expectations of National Energy Services Company. Actual events or results may differ materially from those contained in the projections or forward-looking statements. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) National Energy Services Company’s unproven business model and limited operating history, (ii) National Energy Services Company’s history of losses, (iii) the significant fluctuation to which National Energy Services Company’s quarterly revenues and operating results are subject, (iv) other factors detailed in documents National Energy Services Company files from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Contact:

Vicki Weiner

VMW Corporate & Investor Relations

212-616-6161

info@vmwcom.com